                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 NATIONAL MERCANTILE BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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     (4) Date Filed:
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
                          NATIONAL MERCANTILE BANCORP
                             1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 277-2265

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                            ------------------------

Date:      Thursday, April 29, 1999

Time:      7:00 p.m.

Place:     Mercantile National Bank
           1840 Century Park East
           Main Floor
           Los Angeles, California 90067

                                     [LOGO]

                                                                  March 26, 1999

Dear Shareholders:

We cordially invite you to attend the 1999 Annual Meeting of Shareholders. The meeting will be held on Thursday, April 29, 1999 at 7:00 p.m. at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, California 90067.

At the meeting, the shareholders will be asked to elect ten directors and approve two amendments to the 1996 Stock Incentive Plan. The amendments to the 1996 Plan will increase the number of shares available for grant by 65,000 shares and enable directors to qualify for additional grants under the Plan. Under the 1996 Plan, new directors, upon joining the Board, receive a grant of 1,100 option shares. With the approval of the amendments, non-employee directors will receive an additional grant of 500 option shares in 1999. We believe that these amendments will enable the Company and the Bank to continue to attract and retain qualified employees and directors. We will also report on our performance in 1998 and answer your questions regarding the Company.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Robert E. Gipson                    /s/ Scott A. Montgomery
Robert E. Gipson                        Scott A. Montgomery
CHAIRMAN OF THE BOARD                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS.............................................................          4
PROXY STATEMENT...........................................................................................          5
  INFORMATION ABOUT THE ANNUAL MEETING AND VOTING.........................................................          5
    Why did you send me this proxy statement and proxy card?..............................................          5
    What am I voting on?..................................................................................          5
    How many votes do I have?.............................................................................          5
    What is "cumulative voting"?..........................................................................          5
    How are abstentions and broker non-votes treated?.....................................................          6
    How do I vote?........................................................................................          6
    What does it mean if I receive more than one proxy card?..............................................          7
    How many votes may be cast at the Annual Meeting?.....................................................          7
    How many shares do you need to hold the Annual Meeting?...............................................          7
    How many votes must the director nominees have to be elected?.........................................          7
    Who nominates individuals for election to the Board of Directors?.....................................          7
    How many votes are required to amend the 1996 Stock Incentive Plan?...................................          7
    Who pays the costs of soliciting these proxies?.......................................................          8
  ELECTION OF DIRECTORS...................................................................................          8
    Nominees..............................................................................................       8-10
    Arrangement for Selection of Director.................................................................         10
    Board and Committee Meetings..........................................................................      10-11
    Compensation of Directors.............................................................................         11
    Certain Relationships and Related Transactions........................................................         11
  APPROVAL OF AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN.................................................      11-15
    The Amendments........................................................................................         12
    Reasons for the Amendments............................................................................      12-13
    Summary of the 1996 Plan..............................................................................      13-15
  INFORMATION ABOUT NATIONAL MERCANTILE BANCORP COMMON AND
    PREFERRED STOCK OWNERSHIP.............................................................................      15-16
    Security Ownership of Principal Shareholders and Management...........................................      15-16
    Compliance with Section 16(a) Beneficial Ownership Reporting..........................................         17
  EXECUTIVE OFFICERS......................................................................................         17
    Biographies...........................................................................................         17
    Compensation of Executive Officers....................................................................      17-19
      Summary Compensation Table..........................................................................      17-18
      Option/SAR Grants in Fiscal Year 1998...............................................................         18
      1998 Option Exercises and Year-End Option Values....................................................         19
    Employment Agreement with Chief Executive Officer.....................................................         19
    Compensation Committee Interlocks and Insider Participation...........................................         19
    Report on Executive Compensation for 1998.............................................................      19-21
  PERFORMANCE GRAPH.......................................................................................         22
  INDEPENDENT PUBLIC ACCOUNTANTS..........................................................................         23
  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING...........................................................         23

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of Shareholders of National Mercantile Bancorp will be held on Thursday, April 29, 1999 at 7:00 p.m. at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, California 90067.

At the Annual Meeting we will ask you to:

    1. Elect ten directors to serve for a term of one year and until their successors are elected and qualified. The persons nominated by the Board of Directors (Donald E. Benson, Joseph N. Cohen, Robert E. Gipson, Alan Grahm, Antoinette Hubenette, M.D., Joseph W. Kiley III, Scott A. Montgomery, Judge Dion G. Morrow, Carl R. Terzian and Robert E. Thomson) are described in the accompanying Proxy Statement;

    2. Approve amendments to the 1996 Stock Incentive Plan which would: (i) increase the number of Common Stock available for issuance by 65,000 shares from 283,510 shares to 348,510 shares; and (ii) make non-employee directors eligible for awards under the Plan in addition to the initial option grants when they join the Board; and

    3. Transact any other business that may properly be presented at the meeting.

If you owned either Common Stock or Series A Noncumulative Convertible Preferred Stock of the Company on March 15, 1999, the record date, you are entitled to attend and vote at the meeting.

                                          By Order of the Board of Directors,

                                                      [LOGO]

                                          Alan Grahm
                                          CORPORATE SECRETARY

March 26, 1999

                PROXY STATEMENT FOR NATIONAL MERCANTILE BANCORP
                      1999 ANNUAL MEETING OF SHAREHOLDERS

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT AND PROXY CARD?

    We sent you this Proxy Statement and the enclosed proxy card because you own shares of National Mercantile Bancorp. This Proxy Statement provides you with information which will help you to cast your vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

    When you sign the proxy card, you appoint each of Scott A. Montgomery and Robert E. Thomson as your representatives at the Annual Meeting (YOUR PROXY). Mr. Montgomery and Mr. Thomson will vote your shares at the Annual Meeting, as you have instructed them on your proxy card(s). If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. Montgomery and Mr. Thomson will vote your shares, under your proxy, in accordance with their best judgment.

    We began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on March 26, 1999 to all shareholders entitled to vote. Shareholders who owned stock on March 15, 1999 are entitled to vote. On this record date, there were 677,048 shares of Common Stock outstanding and 900,000 shares of Series A Noncumulative Convertible Perpetual Preferred Stock ("Series A Preferred Stock") outstanding. These are our two classes of voting stock.

    We have also enclosed our 1998 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission, which includes our financial statements. The Form 10-KSB is not to be considered part of the soliciting materials. A copy of our 1998 Summary Annual Report was mailed to you previously.

WHAT AM I VOTING ON?

    We ask you to vote on the election of ten directors and two amendments to the 1996 Stock Incentive Plan. The sections entitled "Election of Directors" and "Approval of Amendments to the 1996 Stock Incentive Plan" give you more information on these proposals.

    At the time this Proxy Statement was printed, we knew of no matters to be acted on by the shareholders at the Annual Meeting other than the election of directors and the amendments to the Stock Incentive Plan.

HOW MANY VOTES DO I HAVE?

    You have one vote for each share of our Common Stock and two votes for each share of our Series A Preferred Stock. In the election of directors, you may be permitted to "cumulate" your votes.

WHAT IS "CUMULATIVE VOTING"?

    Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter. The number of votes a shareholder has on a single matter is the number of shares of Common Stock held by the shareholder plus two times the number of shares of Series A Preferred Stock held by the shareholder (since each share of Series A Preferred Stock is entitled to two votes). For example, if you hold 1,000 shares of Common Stock and 200 shares of Series A Preferred Stock, you are entitled to 14,000 total votes (10 directors multiplied by one vote per Common share, or 10,000, votes plus two votes per Series A Preferred share, or 4,000 votes). A shareholder may use all of his or her votes for one nominee, or may distribute his or her votes among two or more nominees as the shareholder sees fit. No shareholder may cumulate votes unless at least one shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes.

    Mr. Montgomery and Mr. Thomson (YOUR PROXIES) may, in their discretion, cumulate votes for shares with respect to which they have proxies.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

    Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum. For any proposal other than the election of directors, an abstention on the proposal will be counted towards the tabulation of votes cast on the proposal and will have the same effect as a negative vote. A broker non-vote will not be counted either as a vote cast for or against the proposal. Abstentions and broker non-votes have no effect on the election of directors.

HOW DO I VOTE?

YOU MAY VOTE BY MAIL

    Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors identified in this Proxy Statement and FOR the amendments to the 1996 Stock Incentive Plan.

YOU MAY VOTE IN PERSON AT THE MEETING

    You may attend the Annual Meeting and vote in person. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Otherwise, we cannot count your votes.

MAY I REVOKE MY PROXY?

    If you have returned your signed proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

    - You may send in another proxy with a later date.

    - You may notify National Mercantile Bancorp's Secretary in writing before the Annual Meeting that you have revoked your proxy.

    - You may vote in person at the Annual Meeting.

HOW WILL SHARES I HOLD IN STREET NAME BE VOTED?

    If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers' unvoted shares on certain "routine" matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

    We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

    If you own both Common Stock and Series A Preferred Stock or if you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each class of stock and for each account. Please sign and return all proxy cards to ensure that all your shares are voted.

HOW MANY VOTES MAY BE CAST AT THE ANNUAL MEETING?

    Based on the number of shares of Common Stock and Series A Preferred Stock outstanding on the record date, up to 2,477,048 votes may be cast on any matter.

HOW MANY SHARES DO YOU NEED TO HOLD THE ANNUAL MEETING?

    Shares are counted as present at the meeting if the stockholder either:

    - is present at the meeting, or

    - has properly submitted a proxy card

    A majority of our outstanding shares on the record date of March 15, 1999 must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

HOW MANY VOTES MUST THE DIRECTOR NOMINEES HAVE TO BE ELECTED?

    The ten nominees receiving the highest number of votes will be elected as directors. This number is called a plurality. If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

WHO NOMINATES INDIVIDUALS FOR ELECTION TO THE BOARD OF DIRECTORS?

    Our bylaws state that nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock. Nominations, other than those made by the Board of Directors, must be made in writing. If you wish to make such nominations, your notice must be received by the President of National Mercantile Bancorp no more than 60 days prior to the Annual Meeting nor more than 10 days after the Notice of Annual Meeting is sent to shareholders. If the Notice of Annual Meeting is sent to shareholders exactly 10 days before the meeting, then your notice of intention to make a nomination to the Board of Directors must be made no later than the time fixed for the opening of the Annual Meeting as stated in the Notice of Annual Meeting. If you want to make a nomination to the Board of Directors you must give the following information to the extent known to you:

    - Name and address of each proposed nominee

    - Principal occupation of each proposed nominee

    - Number of shares of our stock owned by each proposed nominee

    - Your name and address and

    - The number of shares owned by you

    If nominations to the Board of Directors are not made as outlined above, the Chairman of the meeting may disregard the nominations and instruct the inspectors of election to disregard all votes cast for such nominees.

HOW MANY VOTES ARE REQUIRED TO AMEND THE 1996 STOCK INCENTIVE PLAN?

    The amendments to the 1996 Stock Incentive Plan will be approved if approved by a majority of votes cast on the matter.

WHO PAYS THE COSTS OF SOLICITING THESE PROXIES?

    We pay for distributing and soliciting proxies and reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders. Our directors, officers and regular employees may solicit proxies in person, through mail, telephone or other means. We do not pay those individuals additional compensation for soliciting proxies.

                             ELECTION OF DIRECTORS

    Our bylaws state that the Board of Directors will consist of not less then six directors nor more than eleven directors, with the exact number fixed from time to time by the Board or by the shareholders. The Board has currently set the number of directors at ten. There are no vacancies on the Board.

    Based on the recommendation of the Nominating Committee, the Board has nominated the ten current directors for re-election. If you re-elect them, they will hold office until the next annual meeting. All nominees have indicated that they are willing to serve as a director. If any nominee is unable to serve, Mr. Thomson or Mr. Montgomery (YOUR PROXY) may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, the Board may fill the vacancy until the next annual meeting. All directors, except Mr. Gipson, elected at the Annual Meeting will also serve as directors of Mercantile National Bank.

    The following information is provided regarding the nominees.

DONALD E. BENSON               Mr. Benson is Executive Vice President and a director of
Director since 1998            Marquette Bancshares, Inc., a bank holding company, an
Age 68                         affiliate of the Conrad Company. He has served in those
                               positions since 1992. From 1986 to 1994, Mr. Benson served as President and a director of MEI Diversified Inc., a
                               medical products manufacturer and distributor. In February
                               1993, MEI Diversified Inc. filed a petition for
                               reorganization under Chapter 11 of the U.S. Bankruptcy Code.
                               A Plan of Reorganization was confirmed and became effective
                               October 14, 1994. Mr. Benson is also a director of Mesaba
                               Holdings, Inc., commuter airline; Delta Beverage Group,
                               Inc., a soft drink bottler and distributor; Mass Mutual
                               Corporate Investors, a mutual fund; and Mass Mutual
                               Participation Investors, a mutual fund.

JOSEPH N. COHEN                Mr. Cohen is President of American Entertainment Investors,
Director since 1998            Inc., a media financing and consulting firm, since February
Age 53                         1996 and a Principal of Abel's Hill Capital Corp.; an
                               investment banking firm, since October 1996. From 1994 to
                               1996 Mr. Cohen was Co-Chairman of InterMedia Film Equities,
                               Inc., a media financing consulting firm.

ROBERT E. GIPSON               Mr. Gipson is President of Alpha Analytics Investment Group,
Director since 1996            LLC, a registered investment advisor, and has served in that
Age 52                         capacity since its organization in 1998. He is also Of
                               Counsel to the law firm of Gipson Hoffman & Pancione and has been a lawyer with that firm since 1982. Mr. Gipson is also
                               President of Corporate Management Group, Inc. a financial
                               management company, since 1988. He is also a trustee of
                               Meyers Pride Value Fund, a mutual fund, and trustee of Alpha
                               Analytics Investment Trust, mutual funds. Mr. Gipson is
                               Chairman of National Mercantile Bancorp since June 1997 and was Chairman of Mercantile National Bank from June 1997 to
                               December 1998.

ALAN GRAHM                     Mr. Grahm is co-owner of Bonny Doon Vineyards, a winery,
Director of Bancorp since      since 1981. He was Chairman of the Board of an import
  1983 and of the Bank since   company from 1954 to 1996. Mr. Grahm also serves as
1982                           Secretary of National Mercantile Bancorp and Mercantile
Age 76                         National Bank since June 1997.

ANTOINETTE HUBENETTE, M.D.     Dr. Hubenette is President and a director of Cedars-Sinai
Director since 1998            Medical Group (formerly Medical Group of Beverly Hills), a
Age 50                         physician's medical practice group, since 1994. She has been a practicing physician since 1982. From 1992 to 1997 she
                               also served as a director of GranCare, Inc., a nursing home company.

JOSEPH W. KILEY III            Mr. Kiley is Executive Vice President and Chief Financial
Director since 1997            Officer of National Mercantile Bancorp and Mercantile
Age 43                         National Bank since August 1996. From July 1992 to August
                               1996 he was Executive Vice President and Chief Financial
                               Officer of Hancock Savings Bank, FSB, in Los Angeles.

SCOTT A. MONTGOMERY            Mr. Montgomery is President and Chief Executive Officer of
Director since 1995            National Mercantile Bancorp and Mercantile National Bank. He
Age 57                         served in that position for the Bank since November 1995.
                               From June 1996 to June 1997 he was Executive Vice President
                               and Chief Administrative Officer of Bancorp and was
                               appointed President and Chief Executive Officer of Bancorp in June 1997. From September 1990 to September 1994, he was
                               President and Chief Operating Officer of Cupertino National
                               Bank, Cupertino, California. From September 1994 until
                               November 1995, Mr. Montgomery was a consultant for various banks. Mr. Montgomery also served as a director of Tracy
                               Federal Bank F.S.B. in Tracy, California from March 1995 to
                               May 1997 and served as Vice Chairman of the Board of
                               Directors from April 1996 to May 1997.

JUDGE DION G. MORROW           Judge Morrow has served as a private judge since November
Director since 1998            1995. From February 1978 to October 1995, he served as Judge
Age 66                         of the Los Angeles Superior Court. Judge Morrow was named
                               Chairman of the Board of Mercantile National Bank in
                               December 1998.

CARL R. TERZIAN                Mr. Terzian is Chairman of the Board of Directors and Chief
Director since 1998            Executive Officer of Carl Terzian Associates, a national
Age 63                         public relations consulting firm. He has served in that
                               capacity since 1969. Mr. Terzian is also a director of
                               Transamerica Investors, Inc., a member of the Transamerica
                               Corp. family, which manages its own mutual funds.

ROBERT E. THOMSON              Mr. Thomson serves as Of Counsel at the law firm of Jekel &
Director of Bancorp since      Howard since August 1996. He was an Executive Consultant to
  1983 and of the Bank since   Sterling Forest Corporation, a real estate development
1982                           company, from August 1994 to August 1996. He served as
Age 57                         Chairman of the Board and Chief Executive Officer of
                               Sterling Forest Corporation from January 1989 to August
                               1994. He also served as Interim President and Chief
                               Executive Officer of Mercantile National Bank from August to
                               November 1995. Mr. Thomson has been Vice Chair of National
                               Mercantile Bancorp and Mercantile National Bank since June
                               1991.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                      OF THE BOARD OF DIRECTORS' NOMINEES

ARRANGEMENT FOR SELECTION OF DIRECTOR

    In connection with Conrad Company's purchase of Series A Preferred Stock in our 1997 recapitalization, we agreed with Conrad Company that the Board of Directors would nominate for election as director a person or persons nominated by Conrad Company. The number of persons which Conrad Company can nominate is the number which it and its affiliates would be entitled to elect based on cumulative voting. This agreement with Conrad Company expires when Conrad Company no longer holds any shares of Series A Preferred Stock. In 1998 Conrad Company has nominated one person as director. He is Donald E. Benson, Executive Vice President and a director of Marquette Bancshares, Inc., an affiliate of Conrad Company.

BOARD AND COMMITTEE MEETINGS

    The Board met 15 times during fiscal year 1998. No director attended less than 75% of all meetings of the Board of Directors and Committees on which he or she served held in 1998.

    The following table describes the Board's committees.

                                                                                                           NUMBER OF
NAME OF COMMITTEE                                                                                          MEETINGS
AND MEMBERS                                             FUNCTIONS OF THE COMMITTEE                          IN 1998
------------------------------------  ---------------------------------------------------------------  -----------------
AUDIT COMMITTEE                       -  Recommends the selection of independent auditors to the                   4
Donald E. Benson, Chairman               Board
Joseph N. Cohen                       -  Approves the scope of the audits by the independent auditors
Robert E. Gipson                         and outside consultants
                                      -  Reviews audit reports, findings and accounting policies of independent auditors and outside consultants
                                      -  Reviews recommendations about internal controls
                                      -  Meets with management and also meets privately, outside the presence of management, with the independent auditors and
                                         outside consultants

                                                                                                           NUMBER OF
NAME OF COMMITTEE                                                                                          MEETINGS
AND MEMBERS                                             FUNCTIONS OF THE COMMITTEE                          IN 1998
------------------------------------  ---------------------------------------------------------------  -----------------
COMPENSATION & STOCK OPTION           -  Oversees and directs the overall compensation policy                      2
COMMITTEE                             -  Reviews and recommends to the Board of Directors all
Judge Dion G. Morrow, Chairman           elements of compensation for the executive officers
Alan Grahm                            -  Has authority to grant options under the stock option and
Antoinette Hubenette, M.D.               stock incentive plans
Scott A. Montgomery
Robert E. Thomson

NOMINATING COMMITTEE                  -  Recommends candidates to fill vacancies on the Board of                   2
Robert E. Gipson, Chairman               Directors
Donald E. Benson                      -  Recommends the slate of directors to be elected at the
Scott A. Montgomery                      annual meeting of shareholders
Carl R. Terzian                       -  Considers nominees for the Board of Directors recommended by shareholders

COMPENSATION OF DIRECTORS

    In 1998, non-employee directors received the following compensation:

    - The Chairman received a monthly retainer of $500 and an additional $500 for each Board meeting attended and $150 for each Board Committee meeting attended.

    - Each other non-employee Director received a monthly retainer of $400 and an additional $400 for each Board meeting attended and $100 for each Board Committee meeting attended.

    - The Chairman of the Loan Committee received a monthly retainer of $150 and each other non-employee member of the Loan Committee received a monthly retainer of $100.

    Directors who are employees (Messrs. Montgomery and Kiley) received no compensation for their services as directors. We do not reimburse directors for travel and other related expenses incurred in attending shareholders, Board or committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    From time to time we have made loans to directors and executive officers. All of these loans which were either made or were outstanding in 1998 were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

            APPROVAL OF AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN

    The Board of Directors has approved two amendments to the 1996 Stock Incentive Plan (the "1996 Plan"). These amendments would: (i) increase the number of shares of Common Stock available for awards under the 1996 Plan from 283,510 shares to 348,510 shares; and (ii) make non-employee directors eligible for awards under the 1996 Plan in addition to the initial option grants when they join the Board.

    While the Board of Directors has the authority to adopt these amendments without shareholder approval, the Board has determined to make the amendments subject to shareholder approval. Approval requires the affirmative vote of a majority of the votes cast on this issue.

THE AMENDMENTS

    Section 2 of the 1996 Plan is proposed to be amended in its entirety to read as follows:

    "2.  PERSONS ELIGIBLE

    Each director, officer, employee or independent contractor of the Company or any of its subsidiaries (each, a "Participant") shall be eligible to be considered for the grant of an Award (as hereinafter defined) under the 1996 Plan. Directors who are not employees ("Non-employee Directors") may receive awards in addition to those described under Section 10 of the 1996 Plan."

    Section 4(a) of the 1996 Plan is proposed to be amended in its entirety to read as follows:

    "(a) At any time, the aggregate number of Common Shares issued or issuable pursuant to all Awards (including all Incentive Stock Options) granted under the 1996 Plan shall not exceed 348,510 shares subject to adjustment as provided in
Section 7 hereof."

    Section 10 of the 1996 Plan is proposed to be amended by a new subsection
(j) to read as follows:

    "Any options granted to Nonemployee Directors in addition to the automatic options granted under Section 10(a) shall be considered "Nonemployee Director Options" for purposes of this Section 10."

REASONS FOR THE AMENDMENTS

    The Board of Directors believes that our policy of encouraging stock ownership by our officers, employees, directors and independent contractors has and will be a positive factor in our growth and success by enabling us to attract and retain officers, directors, employees and independent contractors to stimulate their efforts towards achievement of the Company's objectives and to align their interests with those of our shareholders.

    The Board of Directors proposes to increase the number of shares available for awards under the 1996 Plan to make certain there are sufficient shares available for future awards. The number of shares needed for future awards is, of course, uncertain and depends on a number of factors, including the number of additional employees and independent contractors hired (which will be related to growth and to employee turnover) and the need to continue to provide equity incentives to existing directors, officers, employees and independent contractors. At March 15, 1999, there were 67,420 shares available for awards under the 1996 Plan. In addition, at that date, there were 88,008 shares available for issuance under the 1990 and 1994 Stock Option Plans (all of which were covered by outstanding options). In order to reduce the number of stock plans to one, the Board of Directors has approved termination of those plans, subject to approval of the Amendments by the shareholders. While termination of those plans will not terminate any outstanding options, the shares underlying those options will no longer be available for future option grants should an option expire without being exercised. Accordingly, the Board of Directors proposes to increase the number of shares available for awards under the 1996 Plan by 65,000 shares.

    In addition, the 1996 Plan presently does not permit the grant of Awards for non-employee directors (other than the automatic grant of an option to purchase 1,100 shares upon first appointment to the Board and the one-time grants of options to purchase 550 shares for directors elected at the 1998 Annual Meeting of Shareholders). The Board of Directors believes that non-employee directors are an integral part of our administration and success and it may be appropriate for them to receive options from time to time under the 1996 Plan. We have no other plan pursuant to which non-employee directors may receive options or stock awards (although options or stock awards could be granted or issued other than pursuant to a plan).

    The Board recognizes the possible dilutive effect on the shareholders. However, it believes, on balance, that the incentive that can be provided by the opportunity to participate in our growth and earnings through the granting of stock options and other Awards is important to our success and, accordingly, will benefit the Company and its shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS.

SUMMARY OF THE 1996 PLAN

    Set forth below is a description of the material features of the 1996 Plan.

    ADMINISTRATION. The 1996 Plan is administered by a committee of two or more disinterested directors appointed by the Board of Directors of the Company (the "Committee"). The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the 1996 Plan, the Committee has sole and absolute discretion in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including the exercise price and conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. Subject to limitations imposed by law, the Board of Directors may amend or terminate the 1996 Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the 1996 Plan of any rights thereunder without his consent. The expenses of administering the 1996 Plan are and will continue to be borne by the Company.

    TERMS OF AWARDS. The 1996 Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. The Committee may determine the exercise price of any award to be below fair market value. Such awards will result in a compensation cost to the Company equal to the difference between the fair market value and the cost to the recipient at the date of issuance. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative. The 1996 Plan provides that any person elected or appointed to serve as a director of the Company on or after October 1, 1996, who was not employed by the Company and who has not previously served as a non-employee director will be granted, on the first business day following the later of the date of such election or appointment, an option to purchase 1,100 shares of Common Stock without further action by the Committee. Non-employee director options have an exercise price equal to the fair market value of such shares on the date of grant and become fully exercisable one year from the date of grant.

    An award granted under the 1996 Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. Options granted to non-employee directors must be exercised by the sixth anniversary of the date of grant. Any stock option granted to an employee may be a tax-benefitted incentive stock option or a non-qualified stock option that is not tax-benefitted. Awards to non-employee directors may only be non-qualified stock options.

    An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such employee's tax withholding obligation with respect to such issuance, by
(a) delivering previously owned shares of our capital stock or other property,
(b) reducing the amount of shares or other property otherwise issuable pursuant to the award or (c) delivering a promissory note, the terms and conditions of which will be determined by the Committee.

If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered. The exercise price and any withholding taxes are payable in cash by non-employee directors, although the Board of Directors or Committee at its discretion may permit such payment by delivery of shares of our Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment to us of proceeds from the sale of such shares.

    Pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors, certain officers and 10% stockholders of the Company are generally liable to the Company for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3 under the Exchange Act provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The 1996 Plan is designed to comply with Rule 16b-3.

    Awards may not be granted under the 1996 Plan after March 28, 2006. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the 1996 Plan.

    FEDERAL INCOME TAX TREATMENT. The following is a brief description of the federal income tax treatment that generally will apply to awards made under the 1996 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of any award will depend on the specific nature of such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted stock, an award which is payable in cash or otherwise.

    Pursuant to the 1996 Plan, participants may be granted options which are intended to qualify as incentive stock options. Generally, the optionee is not taxed, and the Company is not entitled to a deduction, on the grant or exercise of an incentive stock option. However, if the optionee sells the shares acquired upon the exercise of an incentive stock option at any time within (i) one year after the date of exercise of the option or (ii) two years after the date of grant of the option, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value of the shares sold on the date of exercise over the price of the option. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

    The grant of an option or other similar right to acquire stock which is not an incentive stock option (a "non-qualified option") generally is not a taxable event for the optionee. Upon exercise of the option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount.

    Special rules will apply, however, if the optionee is subject to Section 16 of the Exchange Act. During any period of time (the "Section 16(b) period") in which a sale of the stock acquired upon exercise of the option could subject such optionee to suit under Section 16, the optionee will not recognize ordinary income and the Company will not be entitled to a deduction. Upon the expiration of the Section 16(b) period, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock (determined as of the expiration of the Section 16(b) period) over the option exercise price. As described below, such an optionee may elect under

Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to recognize ordinary income on the date of exercise, in which case the Company will be entitled to a deduction at that time equal to the amount of the ordinary income recognized.

    Awards under the 1996 Plan also may include stock sales, stock bonuses or other grants of stock. Stock issued pursuant to these awards may be subject to certain restrictions. Pursuant to Section 83 of the Code, stock sold or granted under the 1996 Plan will give rise to taxable income at the earliest time at which such stock is not subject to substantial risk of forfeiture or is freely transferable for purposes of Section 83. At that time, the holder will recognize ordinary income equal to the excess of the fair market value of the shares (determined as of such time) over the purchase price, and the Company will be entitled to a deduction equal to such amount. Holders may elect to report income upon receipt of the award rather than wait until the restrictions lapse. In such case, the holder has no additional income to report when the restrictions lapse. If the holder of the stock is a person subject to Section 16(b) and if the sale of the stock at a profit could subject such person to suit under Section 16(b), income will be recognized in accordance with the rules described above regarding stock issued to such persons upon the exercise of an option, unless the holder makes an election under Section 83(b) to recognize income on the date the stock is issued.

    Awards may be granted under the 1996 Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards.

    The Company may be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 1996 Plan.

    The terms of the agreements pursuant to which specific awards are made under the 1996 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. Such awards may constitute "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to such provisions, an employee will be subject to a 20% excise tax on any "excess parachute payment," and the Company will be denied any deduction with respect to such excess parachute payment.

    OUTSTANDING AWARDS. As of the date of this Proxy Statement, options were the only awards granted under the 1996 Plan. At March 15, 1999, options to purchase 216,090 shares of Common Stock were outstanding at exercise prices ranging from $4.88 to $7.38. At that date, the closing sales price of the Common Stock was $4.75.

    SPECIFIC AWARDS. The Committee has not authorized any specific awards under the Plan contingent upon the approval of the Amendments. However, if the Amendments are approved by the Shareholders, the Committee intends to consider the grant of options at a subsequent Board meeting. At the meeting at which the Amendments were approved by the Board, the Committee discussed the possibility of granting this year to each non-employee director options to purchase 500 shares.

            INFORMATION ABOUT NATIONAL MERCANTILE BANCORP COMMON AND
                           PREFERRED STOCK OWNERSHIP

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table provides information as of the record date regarding the Common Stock and the Series A Preferred Stock owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock or outstanding Series A Preferred Stock; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

                                         NUMBER OF    RIGHT TO                  NUMBER OF                 PERCENT OF CLASS
                                          COMMON       ACQUIRE                  PREFERRED                   OF COMMON AND
NAME AND ADDRESS OF                       SHARES       COMMON     PERCENT OF     SHARES     PERCENT OF   SERIES A PREFERRED
BENEFICIAL OWNER(1)(2)                     OWNED      SHARES(3)      CLASS      OWNED(4)       CLASS     SHARES COMBINED(4)
--------------------------------------  -----------  -----------  -----------  -----------  -----------  -------------------
Conrad Company........................      26,244          -0-          3.9      907,914         50.4             37.7
3800 Dain Bosworth Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402

9830 Investments No. 1, ..............         -0-          -0-          -0-      126,564          7.0              5.1
a California Limited Partnership
9830 Wilshire Boulevard Beverly Hills,
California 90212

Wildwood Enterprises Inc.
Profit Sharing Plan & Trust ..........         -0-          -0-          -0-      100,880          5.6              4.1
1901 Avenue of the Stars
Suite 1100 Los Angeles, California
90067

Donald E. Benson......................      17,000        1,100          2.7          -0-          -0-            *

Joseph N. Cohen.......................         150        1,100        *              -0-          -0-            *

Robert E. Gipson......................      37,256        1,100          5.7          446        *                  1.6

Alan Grahm............................      10,818          550          1.7       10,000        *                *

Antoinette Hubenette, M.D.............         200          -0-        *              -0-          -0-            *

Joseph W. Kiley III...................         220        6,468        *              -0-          -0-            *

Scott A. Montgomery...................      10,880      169,258         21.3        1,758        *                  6.9

Judge Dion G. Morrow..................       1,850        1,100        *              -0-          -0-            *

Carl R. Terzian.......................         175          -0-        *              -0-          -0-            *

Robert E. Thomson.....................       2,136          550        *              278        *                *

Randall G. Ewig.......................         200          -0-        *              800        *                *

All directors and executive
officers as a group (11) persons .          80,885      181,226         30.5       13,282        *                 10.4

------------------------

*   Less than one percent (1%)

(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, you "beneficially" own common or preferred stock not only if you hold it directly, but also if you own it indirectly (THROUGH A RELATIONSHIP, A POSITION AS A DIRECTOR OR TRUSTEE, OR A CONTRACT OR UNDERSTANDING), have or share the power to vote the stock, to sell it or have the right to acquire it within 60 days.

(2) The business address of each director and executive officer is c/o National Mercantile Bancorp, 1840 Century Park East, Los Angeles, California 90067.

(3) Shares that can be acquired by exercising stock options within 60 days of the record date.

(4) Assumes conversion of each outstanding Series A Preferred share into two Common shares.

COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% shareholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Common Stock or Series A Preferred Stock and to provide us with copies of the reports. Based on our review of these reports, we believe that all of these persons have filed all required reports on a timely basis in 1998.

                               EXECUTIVE OFFICERS

BIOGRAPHIES

    The Company has three executive officers: Messrs. Montgomery, Kiley and Ewig. The biographies of Messrs. Montgomery and Kiley are included under the section "Election of Directors."

    Randall G. Ewig (age 47) is Executive Vice President and Chief Credit Officer of National Mercantile Bancorp and Mercantile National Bank since July 1998. From February 1995 to June 1998 he served as Vice President at Industrial Bank of Japan in Los Angeles, California. From August 1993 until February 1995 he was Vice President and Regional Credit Administrator at Bank of California, Los Angeles, California.

COMPENSATION OF EXECUTIVE OFFICERS

    The following tables show salaries and bonuses paid during the last three years, options granted in fiscal year 1998 and fiscal year-end option values for the Chief Executive Officer and our executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                                 -------------
                                                                                  SECURITIES
                                                    ANNUAL COMPENSATION           UNDERLYING
                                            -----------------------------------  OPTIONS/SAR'S    ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR     SALARY ($)    BONUS ($)        (#)       COMPENSATION
------------------------------------------  ---------  -----------  -----------  -------------  -------------
Scott A. Montgomery.......................       1998     233,333       32,250(1)      73,000(3)      15,290(5)
President and Chief Executive Officer            1997     213,333       11,600(2)      60,504(4)       2,724(6)
                                                 1996     193,333           --        44,004          2,444(6)

Joseph W. Kiley III.......................       1998     128,333       20,000        24,770         14,580(7)
Executive Vice President and Chief               1997     122,917       14,000         8,800         14,400(7)
Financial Officer                                1996      49,154(8)         --        4,400          6,000(7)

Carol A. Ward(9)..........................       1998     123,333       10,000        16,100          6,000(11)
Executive Vice President and Chief               1997     115,554       10,000         4,400          6,000(11)
Administrative Officer                           1996      43,013(10)         --       2,200          2,500(11)

Randall G. Ewig...........................       1998      60,000(12)     10,000(13)      10,000       2,100(11)
Executive Vice President and Chief Credit        1997          --           --            --             --
Officer                                          1996          --           --            --             --

------------------------

(1) Incentive bonus based on 5% of the Company's pretax net profit for 1998 pursuant to his employment agreement.

(2) Includes an incentive bonus of $6,600 based on 5% of the Company's pretax net profit for 1997 pursuant to his employment agreement and a discretionary bonus of $5,000.

(3) This option grant was approved by the Board of Directors on October 3, 1997, subject to shareholder approval of an amendment to the 1996 Stock Incentive Plan, which was approved at the 1998 Annual Meeting of Shareholders.

(4) Includes an option and tandem stock appreciation rights ("SARs") for 16,500 shares of common stock.

(5) Consists of initial membership and membership dues in a dining club, health club membership dues and the value of use of a Company vehicle.

(6) Consists of health club membership dues and the value of use of a Company vehicle.

(7) Consists of club membership fees and automobile allowance.

(8) Mr. Kiley commenced employment on August 6, 1996.

(9) Ms. Ward resigned as of March 12, 1999.

(10) Ms. Ward commenced employment on July 1, 1996.

(11) Consists of automobile allowance.

(12) Mr. Ewig commenced employment on July 1, 1998.

(13) Includes a sign-on bonus of $5,000.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1998

                               INDIVIDUAL GRANTS

                                                                                                            POTENTIAL REALIZABLE
                                                                                                              VALUE AT ASSUMED
                                              NUMBER OF      PERCENT OF                                       ANNUAL RATES OF
                                             SECURITIES         TOTAL                                           STOCK PRICE
                                             UNDERLYING     OPTIONS/SARS                                      APPRECIATION FOR
                                            OPTIONS/SARS     GRANTED TO     EXERCISE OR BASE                   OPTION TERM(1)
                                               GRANTED      EMPLOYEES IN     PRICE PER SHARE   EXPIRATION   --------------------
NAME                                             (#)       FISCAL YEAR(2)          ($)            DATE       5% ($)     10% ($)
------------------------------------------  -------------  ---------------  -----------------  -----------  ---------  ---------
Randal G. Ewig............................       10,000             7.9              6.67        07/01/08      41,947    106,303

Joseph W. Kiley III.......................        4,000             3.2              7.07        01/23/08      17,785     45,071

                                                  7,570             6.0              6.06        08/28/08      28,850     73,112

Scott A. Montgomery.......................       73,000(3)         57.5              6.60        10/03/07     303,001    767,865

Carol A. Ward.............................        3,000             2.4              7.07        01/23/08      13,339     33,803

                                                  4,300             3.4              6.06        08/28/08      16,388     41,530

------------------------

(1) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the option term. These amounts do not represent the Company's estimate or projection of the future price of the Common Stock. If the Common Stock does not appreciate, the optionees will receive no benefit from the options.

(2) Total options include option grants to non-employee directors.

(3) This option grant to Mr. Montgomery was approved by the Board of Directors on October 3, 1997, subject to shareholder approval of an amendment to the 1996 Stock Incentive Plan, which was approved at the 1998 Annual Meeting of Shareholders.

                1998 OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN-THE- MONEY
                                                                       OPTIONS/SARS AT FISCAL     OPTIONS/SARS AT FISCAL YEAR END
                                 SHARES ACQUIRED ON                         YEAR END (#)                       ($)(1)
                                      EXERCISE            VALUE      --------------------------  ----------------------------------
NAME                                     (#)            REALIZED     EXERCISABLE  UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
-------------------------------  -------------------  -------------  -----------  -------------  ---------------  -----------------
Scott A. Montgomery............             -0-               -0-       169,258(2)       8,250             --                --

Joseph W. Kiley III............             -0-               -0-         5,134        19,636              --                --

Carol A. Ward..................             -0-               -0-         3,301        12,799              --                --

Randall G. Ewig................             -0-               -0-           -0-        10,000              --                --

------------------------

(1) In accordance with Securities and Exchange Commission rules, the value of unexercised "in-the-money" options is the difference between the closing sale price of the Common Stock on December 31, 1998 ($4.00 per share) and the exercise price of the option, multiplied by the number of shares subject to the option. No options were in-the-money at December 31, 1998.

(2) Includes an option with tandem SARs with respect to 16,500 shares of Common Stock.

EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

    Mr. Montgomery and Mercantile National Bank entered into an employment agreement on June 21, 1996. The agreement was for the term starting on November 1, 1995 and ending on December 31, 1999. Under the agreement, Mr. Montgomery is entitled to the following compensation: (i) base salary (which was $250,000 commencing November 1, 1998; (ii) an incentive bonus equal to 5% of the Company's pre-tax profit in any year and additional incentive bonus of 2% of the Company's pre-tax profit in any year in which the Company achieves both a pre-tax net profit and return ratio of at least 1.5% of pre-tax net profit to assets; an option to purchase 161,008 shares of the Common Stock and another option to purchase 16,500 shares of the Common Stock with tandem stock appreciation rights; (iv) other benefits, including a company automobile and payment of club membership dues. Pursuant to the agreement, Mr. Montgomery's cash compensation (salary and bonus) may not exceed $400,000 in any calendar year. Mr. Montgomery is also entitled to severance pay equal to the lesser of the remaining term of his contract or 18 months if his employment is terminated by the Company without cause. Mr. Montgomery's employment contract was extended effective January 1, 1999 through December 31, 2004. If Mr. Montgomery's employment is terminated without cause, he shall be entitled to severance pay equal to the greater of the remainder of his contract or 18 months. His base salary is fixed at $250,000 through 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998 Messrs. Gipson, Grahm, Montgomery, Morrow, Thomson and Dr. Hubenette served as members of the Compensation & Stock Option Committee. All members of the Committee during 1998 were outside directors, except for Mr. Montgomery, President and Chief Executive Officer. Mr. Montgomery was excluded from participating in any action taken by the Committee or the full Board of Directors relating to his own compensation.

                   REPORT ON EXECUTIVE COMPENSATION FOR 1998

    This report of the Compensation & Stock Option Committee is not deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

    The Compensation & Stock Option Committee of the Board administers our executive compensation program. The Committee has furnished the following report on executive compensation for 1998.

COMPENSATION POLICY

    The main objective of our executive compensation program is to offer competitive compensation to attract and retain qualified executives, to motivate performance and to achieve our long-term goals. We believe our compensation program has an appropriate relationship between executive pay and enhancing shareholder value. The compensation program consists of base salary, stock options and bonuses. During 1998, the compensation program has been more directly related to performance. For example, the base salaries of the senior executives have been fixed for 1999 at existing levels and Mr. Montgomery's base compensation has been fixed through 2001. Executive bonus compensation is directly related to increased earnings and shareholder value. Hence, the executive management team's bonus compensation may increase or decrease based on the Company's increased or decreased earnings. The Committee or the full Board of Directors may authorize discretionary bonuses to executives and other key personnel for outstanding contributions to our growth and profitability, or to attract and retain qualified executives based on factors other than earnings.

BASE SALARY

    We pay salaries that are competitive with those paid by other banks and financial institutions of similar size and performance which are located in the same general geographic area. We obtain peer group data from various sources, including compensation surveys, industry studies and proxy statements of other financial institutions. We review and set salary ranges annually to ensure that the base salary ranges reflect competitive job market conditions.

    We pay cash compensation based upon the executive's experience, past and potential future contributions to National Mercantile Bancorp and Mercantile National Bank. Annual salary increases are based on the executive's responsibilities, performance and achievement of pre-established goals. However, as mentioned above, executive base salaries have been capped at 1998 levels for 1999 and for Mr. Montgomery for the next three years.

STOCK OPTIONS

    We believe that stock ownership by executives and employees provides valuable performance incentive. We have granted stock options under various stock plans since 1983. We also believe that stock ownership by executives and employees creates a vital long term partnership between management and other shareholders. The Committee views stock options as a strong incentive and an important component for management to increase shareholder value. Historically, we have granted stock options at fair market value of the Common Stock at the date of grant.

CEO COMPENSATION

    During 1998 the Company's Chief Executive Officer, Scott Montgomery, was compensated in accordance with his employment agreement. See "Executive Officers--Employment Agreement with Chief Executive Officer."

    In November 1998 the Committee (without the participation of Mr. Montgomery) evaluated Mr. Montgomery's performance during the three years he has been Chief Executive Officer. The Committee determined that Mr. Montgomery had been a vital factor in the Company's return to profitability and success and that he had performed in an outstanding manner. Specifically, the Committee believes that:

    - Mr. Montgomery provides the Company with the leadership, vision and inspiration for innovation that has returned the Company to profitability.

    - Mr. Montgomery's strategic direction is critical to enhancing the future long term growth of the Company for its shareholders; and

    - Mr. Montgomery's leadership has enabled us to attract and retain qualified experienced managers, bankers and Board members who are contributing significantly to the growth and success of the Company.

    Based on the evaluation, the Committee recommended that Mr. Montgomery's employment agreement be extended to December 31, 2004, that his base salary be fixed at $250,000 through 2001, that he continue to be entitled to a bonus based on the net earnings of the Company and that he is entitled to severance pay equal to the greater of the remaining term of his contract or 18 months if he is terminated without cause. Mr. Montgomery's employment agreement was amended effective January 1, 1999 to reflect these recommendations. The agreement will expire December 31, 2004.

TAX LIMITS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. The compensation expense associated with the exercise of non-incentive options in certain circumstances by an executive officer could be included towards the $1,000,000 limit. All compensation paid to the Company's executive officers in 1998 will be deductible.

Dated: March 15, 1999                                              Compensation & Stock Option Committee
                                                                   Dion G. Morrow, Chairman
                                                                   Alan Grahm
                                                                   Antoinette Hubenette, M.D.
                                                                   Scott A. Montgomery
                                                                   Robert E. Thomson

                               PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative total returns (STOCK PRICE APPRECIATION PLUS REINVESTED DIVIDENDS) for the Common Stock, the NASDAQ Market Index and a selected peer group. The peer group includes the following companies: City National Corporation, First Charter Corporation, First Regional Bancorp, Imperial Bancorp and Professional Bancorp, Inc. We changed the composition of our peer group from 1997 because one bank included last year was sold and we replaced it with another bank for 1998.

    The closing price of our Common Stock on December 31, 1998 was $4.00 per share. The stock price performance of our Common Stock shown in the graph below represents past performance only and does not necessarily indicate future performance.

                COMPARISON OF FIVE-YEAR TOTAL SHAREHOLDER RETURN
                   AMONG NATIONAL MERCANTILE BANCORP, NASDAQ
                       MARKET INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               NATIONAL MERCANTILE BANCORP          PEER GROUP INDEX        NASDAQ MARKET INDEX
12/31/93                                $100.00                 $100.00                     $100.00
12/30/94                                 $58.33                 $127.98                     $104.99
12/29/95                                 $33.33                 $191.81                     $136.18
12/31/96                                 $23.61                 $290.63                     $169.23
12/31/97                                 $29.37                 $541.87                     $207.00
12/31/98                                 $19.58                 $485.08                     $291.96

    Assumes $100 invested on January 1, 1994 and that dividends are reinvested through the fiscal year ended December 31, 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP audited our financial statements for the year ended December 31, 1998. We expect a representative from Arthur Andersen LLP will be present at the Annual Meeting. We will provide the representative with the opportunity to make a statement if desired and to respond to appropriate questions by shareholders.

On October 30, 1998 we terminated the engagement of Deloitte & Touche LLP ("Deloitte") as our independent auditors. This decision was recommended by the Audit Committee of the Board of Directors and was approved by our Board of Directors.

Deloitte's report on our financial statements for the year ended December 31, 1996, contained a "going concern" qualification based on the failure of the Bank to meet the leverage and tier one risk based capital requirement under regulatory agreements with the Federal Reserve Bank of San Francisco and the Office of the Comptroller of the Currency and possible further regulatory enforcement actions if we were unable to comply with these agreements (these agreements were subsequently terminated).

During our 1996, 1997 and the period commencing January 1, 1998 and ending October 30, 1998: (i) we had no disagreements with Deloitte, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report; and (ii) Deloitte did not advise us of any of the events requiring reporting in Form 8-K under Item 304(a)(iv)(B) of SEC Regulation S-B.

On October 30, 1998, we engaged Arthur Andersen LLP as our independent auditors to audit our 1998 financial statements. Prior to this engagement, we did not consult with Arthur Andersen regarding the application of accounting principles as to a specific, completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

If you wish to submit proposals to be included in our proxy statement for the 2000 Annual Meeting of Shareholders, we must receive them on or before November 26, 1999. Please address your proposals to: Corporate Secretary, National Mercantile Bancorp, 1840 Century Park East, Los Angeles, California 90067.

                                          By Order of the Board of Directors

                                                      [LOGO]

                                          Alan Grahm
                                          CORPORATE SECRETARY

Dated: March 26, 1999

                          NATIONAL MERCANTILE BANCORP
                       AMENDED 1996 STOCK INCENTIVE PLAN
                          AMENDED AS OF MARCH 15, 1999

SECTION 1.  PURPOSE

    The purpose of the 1996 Stock Incentive Plan (the "1996 Plan") of National Mercantile Bancorp, a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Company"), is to enable the Company to attract, retain and motivate its employees and independent contractors by providing for or increasing the proprietary interests of such employees and independent contractors in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

SECTION 2.  PERSONS ELIGIBLE

    Each director, officer, employee and independent contractor of the Company or any of its subsidiaries (each, a "Participant") shall be eligible to be considered for the grant of an Award (hereinafter defined) under the 1996 Plan. Directors who are not employees ("Non-employee Directors") may receive awards in addition to those described under Section 10 of the 1996 Plan.

SECTION 3.  AWARDS

    (a) The Committee (as hereinafter defined) responsible for administration of the 1996 Plan is authorized to enter into any type of arrangement on behalf of the Company with a Participant that is not inconsistent with the provisions of the 1996 Plan and that, by its terms, involves or might involve the issuance of
(i) shares of common stock of the Company ("Common Shares") or (ii) Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the grant of an "Award."

    (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

    (c) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

    (d) Subject to the provisions of the 1996 Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted hereunder, which terms and conditions may include, among other things:

        (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

           (A) the delivery of cash;

           (B) the delivery of other property deemed acceptable by the Committee;

           (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding"); or

           (D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award.

        (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

       (iii) a provision required in order for such Award to qualify as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); PROVIDED, HOWEVER, that no Award issued to any Nonemployee Director or any independent contractor of the Company shall qualify as an Incentive Stock Option.

SECTION 4.  STOCK SUBJECT TO THE 1996 PLAN

    (a) At any time, the aggregate number of Common Shares issued or issuable pursuant to all Awards (including all Incentive Stock Options) granted under the 1996 Plan shall not exceed 348,510 shares subject to adjustment as provided in
Section 7 hereof.

    (b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued or issuable pursuant to Awards granted under the 1996 Plan shall at any time be deemed to be equal to the sum of the following:

        (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under the 1996 Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

        (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under the 1996 Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

       (iii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under the 1996 Plan prior to such time.

SECTION 5.  DURATION

    Unless sooner terminated pursuant to Section 8 below, the 1996 Plan shall terminate on March 28, 2006. No Awards shall be granted under the 1996 Plan while the 1996 Plan is suspended or after it is terminated.

SECTION 6.  ADMINISTRATION

    (a) The 1996 Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom: (i) is a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time); and (ii) is an "outside director" within the meaning of Section 162(m) of the Code. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from or add members to, the Committee.

    (b) Subject to the provisions of the 1996 Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of the 1996 Plan, including, without limitation, the following:

        (i) adopt, amend and rescind rules and regulations relating to the 1996 Plan;

        (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

       (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

        (iv) determine the terms and conditions of the Nonemployee Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 10 hereof;

        (v) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

        (vi) interpret and construe the 1996 Plan and the terms and conditions of any Award granted hereunder.

SECTION 7.  ADJUSTMENTS

    If the outstanding shares of the class of Company stock then subject to the 1996 Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in: (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under the 1996 Plan; and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under the 1996 Plan. The determination of the Committee as to what adjustments shall be made pursuant to this section, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 1996 Plan on account of any such adjustment.

SECTION 8.  AMENDMENT AND TERMINATION

    The Board may suspend or terminate the 1996 Plan at any time; PROVIDED, HOWEVER, that no such suspension or termination shall deprive the recipient of any Award theretofore granted under the 1996 Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

    The Board may amend the 1996 Plan at any time and in any manner subject to the following limitations:

    (a) No such amendment shall deprive the recipient of any Award theretofore granted under the 1996 Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto;

    (b) Except as otherwise provided in Section 7 relating to adjustments upon changes in stock, no such amendment shall be effective unless approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, represented and entitled to vote at a shareholders meeting or by the written consent of a majority of the outstanding shares of the Company where such shareholder approval is required by law or pursuant to the Articles of Incorporation or Bylaws of the Company; and

    (c) Section 10 hereof shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

SECTION 9.  EFFECTIVE DATE

    The 1996 Plan shall be effective as of June 18, 1997, the date upon which it was approved by the shareholders of the Company; PROVIDED, HOWEVER, that no Common Shares may be issued under this Plan until it has been approved, director or indirectly, by the affirmative vote of the holders (the "Shareholders") of a majority of the outstanding shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California.

SECTION 10.  NONEMPLOYEE DIRECTOR OPTIONS

    (a) Any person elected or appointed to serve as a Nonemployee Director who has not previously served as a Nonemployee Director of the Company on or prior to October 1, 1996, shall be granted, on the first business day following the later of the date of such election or appointment or the date the 1996 Plan is approved by the Shareholders, an option to purchase 1,100 Common Shares without the requirement of any further action by the Committee. On the first business day following the date of the annual meeting of shareholders of the Company held in 1998, or any adjournment thereof (the "1998 Meeting"), any person who was a Nonemployee Director on or after the effective date of the 1996 Plan and who is re-elected to the Board at the 1998 Meeting shall be granted an option to purchase 550 Common Shares without the requirement of any further action by the Committee. Options that may be granted to newly-elected Nonemployee Directors or to re-elected Nonemployee Directors under this Section 10 shall be referred to collectively as the "Nonemployee Director Options." The date on which a Nonemployee Director Option is granted shall be the Date of Grant for such option.

    (b) If, on any date upon which Nonemployee Director Options are to be automatically granted pursuant to this Section 10, the number of Common Shares remaining available for options under the 1996 Plan is insufficient for the grant to each Nonemployee Director entitled thereto of a Nonemployee Director Option to purchase the entire number of Common Shares specified in this Section 10, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director entitled thereto on such date.

    (c) Each Nonemployee Director Option granted under the 1996 Plan shall become fully exercisable one year from the Date of Grant, provided that in the event that a Change of Control (as defined below) shall occur, such granted Nonemployee Director Option shall be immediately exercisable.

    (d) Each Nonemployee Director Option granted under the 1996 Plan shall expire upon the sixth anniversary of the Date of Grant.

    (e) Each Nonemployee Director Option shall have an exercise price equal to the aggregate Fair Market Value on the Date of Grant of the Common Shares subject thereto.

    (f) Payment of the exercise price of any Nonemployee Director Option granted under the 1996 Plan shall be made in full in cash concurrently with the exercise of such option; PROVIDED HOWEVER, that, in the discretion of the Board, the payment of such exercise price may instead be made:

        (i) in whole or in part, with Common Shares delivered concurrently with such exercise (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares; or

        (ii) in whole or in part, by the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of or a loan secured by the Common Shares issuable upon exercise of such option.

    (g) For purposes of this Section 10, the "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date in the market where the security is traded, or, if the Common shares or such other security were not quoted by any such organization on such immediately preceding business day, as determined by the Board. For purposes of this Section 10, the term "Change of Control" shall mean the occurrence of either of the following events: (a) the Company consolidates with or merges with or into any person or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges into or with the Company in any event pursuant to a transaction in which the outstanding voting stock or units of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding voting stock or units of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation or organization of the Company) or where the outstanding voting stock or units of the Company is changed into or exchanged for voting stock or units of the surviving corporation or organization which is not redeemable, or no "person" or "group" owns immediately after such transaction, directly or indirectly, an amount of outstanding voting stock or units necessary to effect the change of control of, or influence over, the surviving corporation or organization, as the case may be, or (b) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

    (h) Each Nonemployee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

    (i) Nonemployee Director Options are not intended to qualify as Incentive Stock Options.

    (j) Any options granted to Nonemployee Directors in addition to the automatic options granted under Section 10(a) shall be considered "Nonemployee Director Options" for purposes of this Section 10.

PROXY
                          NATIONAL MERCANTILE BANCORP
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 29, 1999

    The undersigned hereby appoints Scott A. Montgomery and Robert E. Thomson, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each, to attend the Annual Meeting of Shareholders of National Mercantile Bancorp (the "Meeting") to be held on April 29, 1999 at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, CA 90067, beginning at 7:00 p.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the March 26, 1999 proxy statement.

          PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLACK OR BLUE INK.
   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR ALL NOMINEES" AND FOR
                                   PROPOSAL 2

1. Election of the following nominees as directors: Donald E. Benson, Joseph N. Cohen, Robert E. Gipson, Alan Grahm, Antoinette Hubenette, M.D., Joseph W. Kiley III, Scott A. Montgomery, Judge Dion G. Morrow, Carl R. Terzian and Robert E. Thomson.

                    / /  FOR                    / /  WITHHOLD

    (Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee).

2.  Approval of amendments to the 1996 Stock Incentive Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

   THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN
                                   PROMPTLY.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-KSB OF NATIONAL MERCANTILE BANCORP.

                                              (Signature should be exactly as
                                              name or names appear on this
                                              proxy. If stock is held jointly
                                              each holder should sign. If
                                              signature is by attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title.)
                                              Dated ______________________, 1999
                                              __________________________________
                                              Signature
                                              __________________________________
                                              Signature if held jointly

                                              I plan to attend the
                                              Meeting:    Yes / /    No / /

                                              This proxy will be voted FOR the
                                              nominees and FOR the amendments
                                              unless otherwise indicated, and in
                                              the discretion of the proxies on
                                              all other matters properly brought
                                              before the Meeting.